                                                                     EXHIBIT 4.7


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION OF THIS WARRANT OR OF ANY OF SUCH SHARES MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY IN FORM AND CONTENT TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED, OR (III) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 5 OF THIS WARRANT.


                             MEDI-JECT CORPORATION

                          WARRANT TO PURCHASE SHARES
                                OF COMMON STOCK

          THIS CERTIFIES THAT, for value received, ELAN INTERNATIONAL SERVICES, LTD., or its affiliates or assigns or any other holder of this Warrant (each, a "Holder"), is entitled to subscribe for and purchase up to 280,000 (Two hundred eighty thousand) shares (as adjusted pursuant to Section 4 hereof, the "Shares") of the fully paid and nonassessable common stock, par value $.01 (the "Common Stock"), of MEDI-JECT CORPORATION, a Minnesota corporation (the "Company"), at the price of $3.00 per share (such price, and such other prices as shall result from time to time, from the adjustments specified in Section 4 below, the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

          1.   Term. Subject to the limitations set forth in Section 2 below,
               ----
the purchase right represented by this Warrant is exercisable, in whole or in part, at any time, and from time to time, from and after the date hereof and until 5:00 p.m. Eastern Daylight Time November 10, 2005. To the extent not exercised at 5:00 p.m. Eastern Daylight Time on November 10, 2005, this Warrant shall completely and automatically terminate and expire, and thereafter it shall be of no force or effect whatsoever.

          2.   Method of Exercise; Payment; Issuance of New Warrant. (a) The
               -----------------------------------------------------
purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Annex A duly executed) at the
                                               -------
principal office of the Company and by the payment to the Company of an amount, in cash or other immediately available funds, equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased.

          (b) The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. Upon any exercise of the rights represented by this Warrant, certificates for the Shares purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days of receipt of such notice and payment and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of Shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30) day period.

          3.   Stock Fully Paid, Reservation of Shares.  All Shares that may be
               ---------------------------------------
issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, fully paid and nonassessable, and will be free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon the exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

          4.   Adjustment of Warrant Price and Number of Shares.  The number and
               ------------------------------------------------
kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to the adjustment from time to time upon the occurrence of certain events, as follows:

          (a)  Reclassification, Merger, Etc. In case of (i) any
               ------------------------------
reclassification, reorganization, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value), or (ii) any consolidation of the Company with or into another corporation (other than a merger or consolidation with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any sale of all or substantially all of the assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant or a supplement hereto (in form and substance reasonably satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon the exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, reorganization, change, conversion, merger or consolidation by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
4. The provisions of this Section 4(a) shall similarly attach to successive reclassifications, reorganizations, changes, mergers, consolidations and transfers.

          (b)  Subdivision or Combination of Shares.  If the Company at any
               ------------------------------------
time during which this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, (i) in the case of a subdivision, the Warrant Price shall be proportionately decreased and the number of Shares purchasable hereunder shall be proportionately increased, and (ii) in the case of a combination, the Warrant Price shall be proportionately increased and the number of Shares purchasable hereunder shall be proportionately decreased.

          (c)  Stock Dividends; Etc.  If the Company at any time while this
               --------------------
Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock in Common Stock or Options, or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) and (b) above), the price at which the holder of this Warrant shall be able to purchase Shares shall be adjusted by multiplying the Warrant Price in effect immediately prior to such date of determination of the holders of securities entitled to receive such dividend or distribution, by a fraction
(A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, as if all of such Options had been exercised and the Company used the consideration payable in respect thereof to purchase shares of Common Stock in the market. Upon each adjustment in the Warrant Price pursuant to this Section 4(c), the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

          (d) If the Company at any time while this Warrant is outstanding and unexpired shall (i) issue or sell any shares of Common Stock at a price below the Warrant Price, (ii) except for issuances otherwise permitted under clause
(iii) hereof, issue, sell or fix a record date for the issuance of rights, options, warrants or other securities exercisable, convertible or exchangeable into Common Stock (collectively "Options") at a price per share (or exercise, conversion or exchange price per share) which is below the Warrant Price on the date of issuance, or (iii) issue any Options to officers, directors, employees or consultants to the Company, other than pursuant to the Company's existing duly authorized and constituted stock option plans (the "Company Plans") having an exercise price (on a per share basis) below the Market Price on the date of issuance, then the price at which the holder of this Warrant shall be able to purchase Shares shall be adjusted downward (but may not be increased) to the price determined by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Warrant Price in effect plus (2) the aggregate consideration
                                          ----
received or receivable for the shares of Common Stock issued or issuable by (B) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (2) the number of shares issued or sold or
                               ----
receivable upon the exercise or conversion of such Options. For purposes of this Section 4(c), "Market Price" as of any date shall mean the closing sale price of the Common Stock on such date.

          (e)  Repurchases or Redemptions of Common Stock or Options.  Except
               -----------------------------------------------------
for repurchases or redemptions made in good faith by the Company to permit a cashless exercise of options issued under a Company Plan, if the Company at any time while this Warrant is outstanding and unexpired shall repurchase or redeem any outstanding shares of Common Stock, or any Options for a price which is more than the Warrant Price, the Warrant Price shall thereupon be adjusted downward (but may not be increased) by subtracting from the Warrant Price an amount equal to the amount obtained by multiplying the Warrant Price in effect at the time of such repurchase or redemption by a fraction (i) the numerator of which shall be the redemption price less the Warrant Price multiplied by the number of shares or options redeemed in such repurchase or redemption and (ii) the denominator of which shall be the Warrant Price multiplied by the number of issued and outstanding of shares of Common Stock of the Company prior to the purchase or redemption. Upon each adjustment in the Warrant Price pursuant to this Section 4(e), the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

          (e)  No Impairment. The Company will not, by amendment of its charter
               --------------
or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

          (f)  Notice of Adjustments. Whenever the Warrant Price or the number
               ----------------------
of Shares purchasable hereunder shall be adjusted pursuant to this Section 4, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment and the method by which such adjustment was calculated. Such certificate shall be signed by its chief financial officer and shall be delivered to the holder of this Warrant.

          (g)  Fractional Shares.  No fractional shares of Common Stock will be
               ------------------
issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

          (h)  Cumulative Adjustments.  No adjustment in the Warrant Price shall
               ----------------------
be required under this Section 4 until cumulative adjustments result in a concomitant change of 1% or more of the Warrant Price or in the number of shares of Common Stock purchasable upon exercise of this Warrant as in effect prior to the last such adjustment; provided, however, that any adjustments which by reason of this
Section 4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          5.   Compliance with Securities Act; Disposition of Warrant or Shares
               ----------------------------------------------------------------
of Common Stock.  (a)  The holder of this Warrant, by acceptance hereof, agrees
---------------
that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of applicable securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Securities Act of 1933, as amended (the "Act"), or an exemption from the registration requirements of such Act is available, the holder hereof shall confirm in writing, by executing an instrument in form reasonably satisfactory to the Company, that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY IN FORM AND CONTENT TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, OR (III) OTHERWISE COMPLYING WITH THE PROVISIONS OF THE WARRANT UNDER WHICH THIS SECURITY WAS ISSUED.

          (b) With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if requested by the Company, in form and content reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such Shares and indicating whether or not under the Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. Notwithstanding the foregoing, this Warrant or such Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 as promulgated under the Act ("Rule 144"), provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

          6.   Rights as Shareholders. No holder of this Warrant, as such, shall
               ----------------------
be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

          7.   Representations and Warranties.  The Company represents and
               ------------------------------
warrants to the holder of this Warrant as follows:

          (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

          (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable; and

          (c) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's charter or bylaws, as amended, and do not and will not constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound.

          8.   Miscellaneous.  (a) This Warrant and any provision hereof may be
               -------------
changed, waived, discharged or terminated only by an instrument in writing signed by both the Company and the holder of this Warrant.

          (b) Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall (i) be in writing,
(ii) be delivered personally or sent by mail or overnight courier to the intended recipient to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant, unless the recipient has given notice of another address, and (iii) be effective on receipt if delivered personally, two business days after dispatch if mailed, and one business day after dispatch if sent by overnight courier service.

          (c) The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of a bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

          (d) The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

          (e) This Warrant shall be governed by and construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, with respect to contracts to be wholly performed within such state.

          IN WITNESS WHEREOF, Medi-Ject Corporation has executed this Warrant as of the date set forth below.

                                         MEDI-JECT CORPORATION



                                         By:___________________________
                                         Name: ________________________
                                         Title: _______________________


Dated:  November 10, 1998.

                                    Annex A
                                    -------

                              NOTICE OF EXERCISE


To:  Medi-Ject Corporation

1. The undersigned hereby elects to purchase _____ shares of Common Stock of Medi-Ject Corporation in accordance with the terms of the attached Warrant, and tenders herewith full payment of the purchase price of such shares, in cash or other immediately available funds.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


Name: __________________________________________

Address: _______________________________________

________________________________________________

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


Signature:_________________________________

Name:______________________________________

Address:___________________________________

___________________________________________

___________________________________________

Social Security or taxpayer identification number:


___________________________________________

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